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                                                             EXHIBIT 21


                              GoodMark Foods, Inc.
                                  Subsidiaries


          Name                              State of Incorporation
          ----                              ----------------------


(1)   Specialty Snacks, Inc.                Pennsylvania

(2)   Acme Foods Company                    Maryland

(3)   GoodMark Foreign Sales
         Corporation, Inc.                  U.S. Virgin Islands

(4)   GFI Holdings, Inc.                    California